Exhibit 10.1

Paragon Capital LP

June 21, 2013

VIA EMAIL and FACSIMILE

Magnolia Solar Corporation
54 Cummings Park
Suite 316
Woburn, MA 01801
Facsimile: (781) 735-0575
Email: ypuri@magnoliasolar.com

Dear Sir/Madam:

Reference is made to that certain Amended and Restated Original Issue Discount Senior Secured Convertible Promissory Note (the “Note”) of Magnolia Solar Corporation (the “Company”) in the principal amount of $700,000.

Pursuant to the terms of the Note, the undersigned hereby notifies the Company that it elects to extend the maturity date of the Note to December 31, 2013.

Very truly yours,
Paragon Capital LP

By:	/s/ Alan Donenfeld
Name: Alan Donenfeld
Title: Managing Partner

Agreed and Accepted:

Magnolia Solar Corporation

By:	/s/ Yash Puri
Yash R. Puri, Executive Vice President